As filed with the Securities and Exchange Commission on May 24, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933, as amended

LKQ CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	36-4215970
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

500 West Madison Street, Suite 2800, Chicago, IL	60661
(Address of Principal Executive Offices)	(Zip Code)

LKQ Corporation 1998 Equity Incentive Plan

(Full Title of the Plan)

VICTOR M. CASINI

Senior Vice President, General Counsel and Secretary

LKQ Corporation

500 West Madison Street, Suite 2800, Chicago, IL 60661

(Name and Address of Agent for Service)

(312) 621-1950

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

J. CRAIG WALKER

K&L Gates LLP

70 West Madison Street

Chicago, IL 60602

(312) 807-4321

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common stock, par value $.01 per share	6,400,000 shares	$25.85(2)	$165,440,000	$19,207.58

(1)	This registration statement also covers an indeterminate number of shares of LKQ Corporation common stock that may be issuable by reason of stock splits, stock dividends, or other adjustment provisions of the LKQ Corporation 1998 Equity Incentive Plan.
(2)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon the average high and low sale prices of the common stock as reported on the NASDAQ Global Select Market on May 23, 2011.
(3)	This amount is used solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.

EXPLANATORY NOTE

LKQ Corporation has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, to register an additional 6,400,000 shares of our common stock, which may be issued in accordance with our 1998 Equity Incentive Plan as a result of an amendment to the 1998 Equity Incentive Plan.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INCORPORATION OF CONTENTS OF REGISTRATION

STATEMENT BY REFERENCE

We filed a registration statement on Form S-8 (File No. 333-110149) with the Securities and Exchange Commission covering the registration of a total of 22,010,000 shares for issuance under our 1998 Equity Incentive Plan, our CEO Stock Option Plan, and our Stock Option and Compensation Plan for Non-Employee Directors. We filed a registration statement on Form S-8 (File No. 333-128151) with the Securities and Exchange Commission to register an additional 8,000,000 shares for issuance under the 1998 Equity Incentive Plan. Pursuant to General Instruction E of Form S-8 and Rule 429, this registration statement is being filed to register an additional 6,400,000 shares for issuance under the 1998 Equity Incentive Plan, as amended. The contents of the prior registration statements (File Nos. 333-110149 and 333-128151) are incorporated herein by reference.

Item 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate by reference the documents listed below which were filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on February 25, 2011;

(b)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed on April 29, 2011;

(c)	Our Current Reports on Form 8-K filed on January 19, 2011; February 2, 2011; February 28, 2011; March 15, 2011; March 28, 2011; April 26, 2011; and May 6, 2011; and

(d)	The description of our common stock set forth under the caption “Description of Capital Stock” in our registration statement on Form S-1 (File No. 333-107417), which description is incorporated by reference in our registration statement on Form 8-A filed with the Securities and Exchange Commission on September 29, 2003 pursuant to the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference each of the following documents that we file with the SEC after the date of this registration statement until this offering is completed, which documents shall be deemed to be incorporated herein from the date of filing of such documents:

(a)	reports filed under Sections 13(a) and 13(c) of the Securities Exchange Act of 1934;

(b)	definitive proxy or information statements filed under Section 14 of the Securities Exchange Act of 1934 in connection with any subsequent stockholders’ meeting; and

(c)	any reports filed under Section 15(d) of the Securities Exchange Act of 1934.

Item 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Certain legal matters with respect to the shares of common stock offered by this prospectus will be passed upon for us by Victor M. Casini, our Senior Vice President and General Counsel. Mr. Casini beneficially owns 517,668 shares of our common stock.

Item 8.	EXHIBITS

The exhibits to this registration statement are listed in the exhibit index to this registration statement, which index is incorporated herein by reference.

2

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, State of Illinois, on May 24, 2011.

LKQ CORPORATION

By:	/s/ Joseph M. Holsten
Joseph M. Holsten Vice-Chairman and Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph M. Holsten and Victor M. Casini, and each of them acting individually, his true and lawful attorney-in-fact and agent, each with full power of substitution, for him in any and all capacities to execute any and all amendments to this Registration Statement on Form S-8, and to file the same, including post-effective amendments or any abbreviated registration statement, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on May 24, 2011.

Signature	Title

Principal Executive Officers:

/s/ Joseph M. Holsten
Joseph M. Holsten	Vice-Chairman and Co-Chief Executive Officer

/s/ Robert L. Wagman
Robert L. Wagman	President and Co-Chief Executive Officer

Principal Financial Officer:

/s/ John S. Quinn
John S. Quinn	Executive Vice President and Chief Financial Officer

Principal Accounting Officer:

/s/ Michael S. Clark
Michael S. Clark	Vice President of Finance and Controller

Directors:

/s/ A. Clinton Allen
A. Clinton Allen	Director

/s/ Victor M. Casini
Victor M. Casini	Director

/s/ Robert M. Devlin
Robert M. Devlin	Director

/s/ Donald F. Flynn
Donald F. Flynn	Director

/s/ Kevin F. Flynn
Kevin F. Flynn	Director

/s/ Ronald G. Foster
Ronald G. Foster	Director

/s/ Joseph M. Holsten
Joseph M. Holsten	Director

/s/ Paul M. Meister
Paul M. Meister	Director

/s/ John F. O’Brien
John F. O’Brien	Director

/s/ William M. Webster, IV
William M. Webster, IV	Director

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

5	Opinion of Victor M. Casini*

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of Victor M. Casini (contained in Exhibit 5)

24	Power of Attorney (included on signature page)

*	Filed herewith